Exhibit 99.1

REALOGY REPORTS SECOND QUARTER
2021 FINANCIAL RESULTS

MADISON, N.J. (July 29, 2021) - Realogy Holdings Corp. (NYSE: RLGY), the largest full-service residential real estate services company in the United States, today reported financial results for the quarter ended June 30, 2021.
"Realogy delivered an outstanding second quarter. We generated record Operating EBITDA, gained market share for the fourth consecutive quarter, and strengthened our balance sheet to its best position ever,” said Ryan Schneider, Realogy’s chief executive officer and president. “The unmatched power of Realogy's strategic progress, innovation through technology, and leading presence in the luxury market, combined with our robust growth investments, position our business to lead into the future.”
“In the second quarter, Realogy delivered phenomenal results, significantly advanced our balance sheet, and generated impressive free cash flow that enable us to invest in our future,” said Charlotte Simonelli, Realogy's executive vice president, chief financial officer, and treasurer. “Over the past year Realogy has achieved tremendous quality and consistency in our financial performance.”

Second Quarter 2021 Highlights
•Generated Revenue of $2.3 billion, an increase of 81% or $1,021 million year-over-year.
•Reported Net income of $149 million and basic earnings per share of $1.28, an increase of $163 million vs. prior year or $1.40 per share.
•Generated Operating EBITDA of $310 million, an increase of $135 million year-over-year (See Table 5a).
•Lowest ever Net Debt Leverage Ratio of 2.5x and Senior Secured Leverage Ratio of 0.00x (See Tables 8a and 8b).
•Reported Free Cash Flow of $243 million, an improvement of $196 million versus second quarter of 2020 (See Table 7).
•Combined closed transaction volume increased 85% year-over-year in the second quarter driving market share gains for the fourth consecutive quarter. Our transaction volume growth was significantly above the 53% year-over-year market volume growth reported by the National Association of Realtors (NAR).
•Realogy Title Group contributed meaningfully to our business results, generating approximately $55 million in second quarter Operating EBITDA, a decline of $6 million year-over-year, including a $27 million decrease in equity in earnings from the Company's mortgage origination joint venture (See Table 5a).
•Owned Brokerage agent count grew 4% year-over-year and continued to maintain strong retention levels.
•Strong cost management with $80 million in permanent cost savings expected in 2021 with actions taken for approximately 85% of the target savings and $50 million realized in the income statement through June 30, 2021.

Realogy Reports Financial Results for Second Quarter 2021

Second Quarter 2021 Financial Highlights
The following table sets forth Realogy’s financial highlights for the periods presented (in millions, except per share data) (unaudited):

	Three Months Ended June 30,
	2021	2020	Change	% Change
Revenue	$2,276	$1,255	$1,021	81%
Operating EBITDA [1]	310	175	135	77
Net income (loss) attributable to Realogy	149	(14)	163	1,164
Adjusted net income [2]	159	57	102	179
Earnings (loss) per share	1.28	(0.12)	1.40	1,167
Adjusted earnings per share [2]	1.36	0.49	0.87	178
Free Cash Flow [3]	243	47	196	417
Net cash provided by operating activities	$223	$115	$108	94%

Select Key Drivers
Realogy Franchise Group 4 5
Closed homesale sides	320,463	238,085		35%
Average homesale price	$430,756	$321,308		34%
Realogy Brokerage Group [5]
Closed homesale sides	103,945	71,375		46%
Average homesale price	$678,978	$503,935		35%
Realogy Title Group
Purchase title and closing units	47,375	32,028		48%
Refinance title and closing units	14,472	17,548		(18)%
_______________
Footnotes:
1 See Tables 5a and 5b. Operating EBITDA is defined as net income (loss) before depreciation and amortization, interest expense, net (other than relocation services interest for securitization assets and securitization obligations), income taxes, and other items that are not core to the operating activities of the Company such as restructuring charges, former parent legacy items, gains or losses on the early extinguishment of debt, impairments, gains or losses on discontinued operations and gains or losses on the sale of investments or other assets.
2 See Table 1a. Adjusted Net income (loss) is defined as net income (loss) before mark-to-market interest rate swap adjustments, former parent legacy items, restructuring charges, (gain) loss on the early extinguishment of debt, impairments and the tax effect of the foregoing adjustments. Adjusted earnings (loss) per share is Adjusted net income (loss) divided by the weighted average common and common equivalent shares outstanding.
3 See Table 7. Free Cash Flow is defined as net income (loss) attributable to Realogy before income tax expense (benefit), net of payments, net interest expense, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, impairments, (gain) loss on the early extinguishment of debt, working capital adjustments and relocation receivables (assets), net of change in securitization obligations.
4 Includes all franchisees except for Realogy Brokerage Group.
5 The Company's combined homesale transaction volume growth (transaction sides multiplied by average sale price) increased 85% compared with the second quarter of 2020.
Balance Sheet and Capital Allocation
The Company ended the quarter with cash and cash equivalents of $859 million*. Total corporate debt, including the short-term portion, net of cash and cash equivalents (net corporate debt), totaled $2.6 billion at June 30, 2021. The Company's Net Debt Leverage Ratio was 2.5x at June 30, 2021 (see Table 8b).
On April 28, 2021, the Company used cash on hand to pay down $150 million of the Term Loan B Facility, reducing the principal amount of that facility to $240 million.
In June 2021, the Company issued $403 million principal amount of 0.25% Exchangeable Senior Notes due 2026. The Company used a portion of the net proceeds from this offering to pay the cost of exchangeable note hedge

Realogy Reports Financial Results for Second Quarter 2021

transactions (with such cost partially offset by the proceeds to the Company from the sale of warrants). Taken together, the purchase of such exchangeable note hedges and the sale of such warrants are intended to offset (in whole or in part) any potential dilution and/or cash payments upon the exchange of the Exchangeable Senior Notes, and to effectively increase the overall exchange price from $24.49 to $30.6075 per share.
A consolidated balance sheet is included as Table 2 of this press release.
______________
* excludes restricted cash
Investor Conference Call
Today, July 29, at 8:30 a.m. (ET), Realogy will hold a conference call via webcast to review its Q2 2021 results and provide a business update. The webcast will be hosted by Ryan Schneider, chief executive officer and president, and Charlotte Simonelli, chief financial officer, and will conclude with an investor Q&A period with management.
Investors may access the conference call live via webcast at ir.realogy.com or by dialing (833) 646-0499 (toll free); international participants should dial (918) 922-3007. Please dial in at least 5 to 10 minutes prior to start time. A webcast replay also will be available on the website.
About Realogy Holdings Corp.
Realogy (NYSE: RLGY) is moving the real estate industry to what’s next. As the leading and most integrated provider of U.S. residential real estate services encompassing franchise, brokerage, relocation, and title and settlement businesses as well as a mortgage joint venture, Realogy supported approximately 1.4 million home transactions in 2020. The company’s diverse brand portfolio includes some of the most recognized names in real estate: Better Homes and Gardens® Real Estate, CENTURY 21®, Coldwell Banker®, Coldwell Banker Commercial®, Corcoran®, ERA®, and Sotheby’s International Realty®. Using innovative technology, data and marketing products, high-quality lead generation programs, and best-in-class learning and support services, Realogy fuels the productivity of its approximately 194,200 independent sales agents in the U.S. and approximately 142,700 independent sales agents in 117 other countries and territories, helping them build stronger businesses and best serve today’s consumers. Recognized for ten consecutive years as one of the World’s Most Ethical Companies, Realogy has also been designated a Great Place to Work three years in a row and is one of LinkedIn’s 2021 Top Companies in the U.S.
Forward-Looking Statements
Certain statements in this press release constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Realogy Holdings Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "potential" and "plans" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
The following include some, but not all, of the factors that could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements: adverse developments or the absence of sustained improvement in the U.S. residential real estate markets, either regionally or nationally, which could include, but are not limited to factors that could impact homesale transaction volume, such as: continued or accelerated declines in inventory or a decline in the number of home sales, increases in mortgage rates or inflation or tightened mortgage standards, changes in consumer preferences, including weakening in the consumer trends that have benefited us since the second half of 2020, reductions in housing affordability, and stagnant or declining home prices; adverse developments or the absence of sustained improvement in macroeconomic conditions (such as business, economic or political conditions) on a global, domestic or local basis, which could include, but are not limited to economic contraction in the U.S. economy, including the impact of recessions, slow economic growth, or a deterioration in other economic factors (including potential consumer, business or governmental defaults or delinquencies due to the COVID-19 crisis or otherwise) and fiscal and monetary policies of the federal government and its agencies, particularly those that may result in unfavorable changes to the interest rate environment and tax

Realogy Reports Financial Results for Second Quarter 2021

reform; The impact of evolving competitive and consumer dynamics, which could include, but are not limited to: continued erosion of the broker share of the commission income generated by homesale transactions and the continued rise of the sale agent’s share of such commissions, our ability to compete against non-traditional competitors, including but not limited to, iBuying and home swap business models and virtual brokerages, in particular those competitors with access to significant third-party capital that may prioritize market share over profitability, and meaningful decreases in the average broker commission rate; adverse impacts from the COVID-19 crisis (due to the impact of virus mutations or otherwise), including amplification of risks to our business and worsening economic consequences of the crisis or the reinstatement of significant limitations on normal business operations; our ability to execute our business strategy and achieve growth, including our efforts to: recruit and retain productive independent sales agents, attract and retain franchisees or renew existing franchise agreements without reducing contractual royalty rates or increasing the amount and prevalence of sales incentives, compete for real estate services business, develop or procure products, services and technology that support our strategic initiatives, realize the expected benefits from our non-exclusive mortgage origination joint venture, our RealSure joint venture, or from other existing or future strategic partnerships, achieve or maintain a beneficial cost structure or savings and other benefits from our cost-saving initiatives, generate a meaningful number of high-quality leads for independent sales agents and franchisees, complete or integrate acquisitions and joint ventures into our existing operations, or to complete or effectively manage divestitures or other corporate transactions; our geographic and high-end market concentration; the operating results of affiliated franchisees; continued consolidation among our top 250 franchisees; difficulties in the business or changes in the licensing strategy of the owners of the two brands we do not own; the loss of our largest real estate benefit program client or multiple significant relocation clients; continued reductions in corporate relocations or relocation benefits or refinancing activity; the failure of third-party vendors or partners to perform as expected or our failure to adequately monitor such third-parties; interruptions in information technology used to operate our business and maintain our competitiveness; increases in mortgage rates, tightened mortgage underwriting standards or reductions in refinancing activity; actions taken by listing aggregators to monetize their concentration and market power; industry structure changes (as a result of new laws, regulations or administrative policies, litigation, the rules of multiple listing services or NAR, or otherwise) that disrupt the functioning of the residential real estate market; adverse effects on our operations or liquidity due to our indebtedness, including with respect to: interest obligations and the negative covenant restrictions contained in our debt agreements, our ability to fund our operations, invest in our business or pursue growth opportunities, react to changes in the economy or our industry, or incur additional borrowings under our existing facilities, an event of default under our debt agreements, or our ability to refinance or repay our indebtedness or incur additional indebtedness; risks related to the issuance of our 0.25% Exchangeable Senior Notes and exchangeable note hedge and warrant transactions, including counterparty risk with respect to the exchangeable note hedge transactions; our failure or alleged failure to comply with laws, regulations and regulatory interpretations and any changes or stricter interpretations of any of the foregoing (whether through private litigation or governmental action), including but not limited to: (1) state or federal employment laws or regulations that would require reclassification of independent contractor sales agents to employee status, (2) privacy or data security laws and regulations, (3) the Real Estate Settlement Procedures Act ("RESPA") or other federal or state consumer protection or similar laws, and (4) antitrust laws and regulations; cybersecurity incidents; impairment of our goodwill and other long-lived assets; and severe weather events or natural disasters, including increasing severity or frequency of such events due to climate change or otherwise, or other catastrophic events, including public health crises, such as pandemics and epidemics. Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings "Forward-Looking Statements" and "Risk Factors" in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and our Annual Report on Form 10-K for the year ended December 31, 2020, and our other filings made from time to time, in connection with considering any forward-looking statements that may be made by us and our businesses generally. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events except as required by law.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, important information regarding such measures is contained in the Tables attached to this release. See Tables 1a, 8a, 8b and 9 for definitions of these non-GAAP financial measures and Tables 1a, 5a, 5b, 6a, 6b, 7, 8a and 8b for reconciliations of the historical non-GAAP financial measures to their most comparable GAAP terms.

Realogy Reports Financial Results for Second Quarter 2021

NAR data referenced herein is based on NAR’s most recent public estimates, which are subject to review and revision. Factors that may impact the comparability of the Company's homesale statistics to NAR are outlined in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and its Annual Report on Form 10-K for the year ended December 31, 2020.

Investor Contacts:	Media Contacts:
Alicia Swift	Trey Sarten
(973) 407-4669	(973) 407-2162
alicia.swift@realogy.com	trey.sarten@realogy.com

Danielle Kloeblen	Gabriella Chiera
(973) 407-2148	(973) 407-5236
danielle.kloeblen@realogy.com	Gabriella.Chiera@realogy.com

Realogy Reports Financial Results for Second Quarter 2021                        6

Table 1

REALOGY HOLDINGS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues
Gross commission income	$1,773	$919	$2,927	$1,769
Service revenue	314	219	563	421
Franchise fees	147	85	252	156
Other	42	32	81	77
Net revenues	2,276	1,255	3,823	2,423
Expenses
Commission and other agent-related costs	1,373	685	2,258	1,315
Operating	422	320	806	688
Marketing	66	41	124	100
General and administrative	114	69	204	157
Former parent legacy cost, net	1	—	1	—
Restructuring costs, net	5	18	10	30
Impairments	1	63	2	540
Depreciation and amortization	51	46	102	91
Interest expense, net	57	59	95	160
Loss on the early extinguishment of debt	1	8	18	8
Other income, net	(16)	—	(18)	—
Total expenses	2,075	1,309	3,602	3,089
Income (loss) before income taxes, equity in earnings and noncontrolling interests	201	(54)	221	(666)
Income tax expense (benefit)	60	(5)	77	(146)
Equity in earnings of unconsolidated entities	(10)	(36)	(41)	(45)
Net income (loss)	151	(13)	185	(475)
Less: Net income attributable to noncontrolling interests	(2)	(1)	(3)	(1)
Net income (loss) attributable to Realogy Holdings	$149	$(14)	$182	$(476)

Earnings (loss) per share attributable to Realogy Holdings shareholders:
Basic earnings (loss) per share	$1.28	$(0.12)	$1.57	$(4.14)
Diluted earnings (loss) per share	$1.25	$(0.12)	$1.52	$(4.14)
Weighted average common and common equivalent shares of Realogy Holdings outstanding:
Basic	116.5	115.4	116.2	115.0
Diluted	119.3	115.4	119.4	115.0

Realogy Reports Financial Results for Second Quarter 2021                        7

Table 1a
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION
ADJUSTED NET INCOME (LOSS) AND ADJUSTED EARNINGS (LOSS) PER SHARE
(In millions, except per share data)
We present Adjusted net income (loss) and Adjusted earnings (loss) per share because we believe these measures are useful as supplemental measures in evaluating the performance of our operating businesses and provide greater transparency into our operating results.
Adjusted net income (loss) is defined by us as net income (loss) before: (a) mark-to-market interest rate swap adjustments, whose fair value is subject to movements in LIBOR and the forward yield curve and therefore are subject to significant fluctuations; (b) former parent legacy items, which pertain to liabilities of the former parent for matters prior to mid-2006 and are non-operational in nature; (c) restructuring charges as a result of initiatives currently in progress; (d) impairments; (e) the (gain) loss on the early extinguishment of debt that results from refinancing and deleveraging debt initiatives and (f) the tax effect of the foregoing adjustments. The gross amounts for these items as well as the adjustment for income taxes are shown in the table below.
Adjusted earnings (loss) per share is Adjusted net income (loss) divided by the weighted average common and common equivalent shares outstanding.
Set forth in the table below is a reconciliation of Net income (loss) to Adjusted net income (loss) for the three and six months ended June 30, 2021 and 2020:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss) attributable to Realogy Holdings	$149	$(14)	$182	$(476)
Addback:
Mark-to-market interest rate swap losses	6	8	(7)	59
Former parent legacy cost, net	1	—	1	—
Restructuring costs, net	5	18	10	30
Impairments (a)	1	63	2	540
Loss on the early extinguishment of debt	1	8	18	8
Adjustments for tax effect (b)	(4)	(26)	(6)	(172)
Adjusted net income (loss) attributable to Realogy Holdings	$159	$57	$200	$(11)

Earnings (loss) per share attributable to Realogy Holdings:
Basic earnings (loss) per share:	$1.28	$(0.12)	$1.57	$(4.14)
Diluted earnings (loss) per share:	$1.25	$(0.12)	$1.52	$(4.14)

Adjusted earnings (loss) per share attributable to Realogy Holdings:
Adjusted basic earnings (loss) per share:	$1.36	$0.49	$1.72	$(0.10)
Adjusted diluted earnings (loss) per share:	$1.33	$0.49	$1.68	$(0.10)

Weighted average common and common equivalent shares outstanding:
Basic:	116.5	115.4	116.2	115.0
Diluted:	119.3	115.4	119.4	115.0
_______________
(a)Non-cash impairments for the six months ended June 30, 2020 primarily include:
•a goodwill impairment charge of $413 million related to Realogy Brokerage Group;
•an impairment charge of $30 million related to Realogy Franchise Group's trademarks; and
•$74 million of impairment charges during the six months ended June 30, 2020 (while Cartus Relocation Services was held for sale) to reduce the net assets to the estimated proceeds.
(b)Reflects tax effect of adjustments at the Company's blended state and federal statutory rate.

Realogy Reports Financial Results for Second Quarter 2021                        8

Table 2
REALOGY HOLDINGS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$859	$520
Restricted cash	7	3
Trade receivables (net of allowance for doubtful accounts of $11 and $13)	145	128
Relocation receivables	206	139
Other current assets	207	154
Total current assets	1,424	944
Property and equipment, net	304	317
Operating lease assets, net	453	450
Goodwill	2,899	2,910
Trademarks	685	685
Franchise agreements, net	1,054	1,088
Other intangibles, net	181	188
Other non-current assets	407	352
Total assets	$7,407	$6,934
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$124	$128
Securitization obligations	147	106
Current portion of long-term debt	18	62
Current portion of operating lease liabilities	125	129
Accrued expenses and other current liabilities	565	600
Total current liabilities	979	1,025
Long-term debt	3,357	3,145
Long-term operating lease liabilities	428	430
Deferred income taxes	343	276
Other non-current liabilities	294	291
Total liabilities	5,401	5,167
Commitments and contingencies
Equity:
Realogy Holdings preferred stock: $0.01 par value; 50,000,000 shares authorized, none issued and outstanding at June 30, 2021 and December 31, 2020	—	—
Realogy Holdings common stock: $0.01 par value; 400,000,000 shares authorized, 116,566,078 shares issued and outstanding at June 30, 2021 and 115,457,067 shares issued and outstanding at December 31, 2020	1	1
Additional paid-in capital	4,932	4,876
Accumulated deficit	(2,873)	(3,055)
Accumulated other comprehensive loss	(58)	(59)
Total stockholders' equity	2,002	1,763
Noncontrolling interests	4	4
Total equity	2,006	1,767
Total liabilities and equity	$7,407	$6,934

Realogy Reports Financial Results for Second Quarter 2021                        9

Table 3
REALOGY HOLDINGS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended June 30,
	2021	2020
Operating Activities
Net income (loss)	$185	$(475)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	102	91
Deferred income taxes	65	(141)
Impairments	2	540
Amortization of deferred financing costs and debt discount (premium)	6	5
Loss on the early extinguishment of debt	18	8
Gain on sale of business	(15)	—
Equity in earnings of unconsolidated entities	(41)	(45)
Stock-based compensation	14	10
Mark-to-market adjustments on derivatives	(7)	59
Other adjustments to net income (loss)	(2)	—
Net change in assets and liabilities, excluding the impact of acquisitions and dispositions:
Trade receivables	(14)	(3)
Relocation receivables	(67)	11
Other assets	(14)	(8)
Accounts payable, accrued expenses and other liabilities	(63)	(29)
Dividends received from unconsolidated entities	38	22
Other, net	(21)	(12)
Net cash provided by operating activities	186	33
Investing Activities
Property and equipment additions	(50)	(49)
Proceeds from the sale of business	15	—
Investment in unconsolidated entities	(7)	(2)
Other, net	(9)	(12)
Net cash used in investing activities	(51)	(63)
Financing Activities
Net change in Revolving Credit Facility	—	625
Payments for refinancing of Term Loan A Facility and Term Loan B Facility	(1,055)	—
Proceeds from issuance of Senior Notes	905	—
Proceeds from issuance of Senior Secured Second Lien Notes	—	550
Redemption of Senior Notes	—	(550)
Proceeds from issuance of Exchangeable Senior Notes	403	—
Payments for purchase of Exchangeable Senior Notes hedge transactions	(67)	—
Proceeds from issuance of Exchangeable Senior Notes warrant transactions	46	—
Amortization payments on term loan facilities	(6)	(19)
Net change in securitization obligations	40	(92)
Debt issuance costs	(20)	(8)
Cash paid for fees associated with early extinguishment of debt	(11)	(7)
Taxes paid related to net share settlement for stock-based compensation	(9)	(5)
Other, net	(18)	(26)
Net cash provided by financing activities	208	468
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	—	—
Net increase in cash, cash equivalents and restricted cash	343	438
Cash, cash equivalents and restricted cash, beginning of period	523	266
Cash, cash equivalents and restricted cash, end of period	$866	$704

Supplemental Disclosure of Cash Flow Information
Interest payments (including securitization interest of $2 and $3 respectively)	$83	$105
Income tax payments, net	13	—

Realogy Reports Financial Results for Second Quarter 2021                        10

Table 4a

REALOGY HOLDINGS CORP.
2021 vs. 2020 KEY DRIVERS

Three Months Ended June 30,	Six Months Ended June 30,
2021	2020	% Change	2021	2020	% Change
Realogy Franchise Group (a)
Closed homesale sides	320,463	238,085	35%	565,161	441,273	28%
Average homesale price	$430,756	$321,308	34%	$414,842	$321,841	29%
Average homesale broker commission rate	2.46%	2.49%	(3)	bps	2.46%	2.48%	(2)	bps
Net royalty per side	$418	$324	29%	$402	$321	25%
Realogy Brokerage Group
Closed homesale sides	103,945	71,375	46%	178,938	133,916	34%
Average homesale price	$678,978	$503,935	35%	$649,634	$517,888	25%
Average homesale broker commission rate	2.43%	2.43%	—	bps	2.43%	2.42%	1	bps
Gross commission income per side	$17,053	$12,863	33%	$16,357	$13,206	24%
Realogy Title Group
Purchase title and closing units	47,375	32,028	48%	81,203	60,752	34%
Refinance title and closing units	14,472	17,548	(18)%	34,939	26,447	32%
Average fee per closing unit	$2,608	$2,062	26%	$2,446	$2,151	14%
_______________
(a)Includes all franchisees except for Realogy Brokerage Group.

Realogy Reports Financial Results for Second Quarter 2021                        11

Table 4b

REALOGY HOLDINGS CORP.
2020 KEY DRIVERS

	Quarter Ended				Year Ended
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	December 31, 2020
Realogy Franchise Group (a)
Closed homesale sides	203,188	238,085	336,737	312,335	1,090,345
Average homesale price	$322,465	$321,308	$367,095	$389,555	$355,214
Average homesale broker commission rate	2.47%	2.49%	2.48%	2.46%	2.48%
Net royalty per side	$316	$324	$367	$383	$353
Realogy Brokerage Group
Closed homesale sides	62,541	71,375	101,890	97,930	333,736
Average homesale price	$533,813	$503,935	$563,513	$590,351	$553,081
Average homesale broker commission rate	2.41%	2.43%	2.44%	2.42%	2.43%
Gross commission income per side	$13,597	$12,863	$14,315	$14,725	$13,990
Realogy Title Group
Purchase title and closing units	28,724	32,028	45,788	42,586	149,126
Refinance title and closing units	8,899	17,548	18,387	20,490	65,324
Average fee per closing unit	$2,269	$2,062	$2,239	$2,272	$2,213
_______________
(a)Includes all franchisees except for Realogy Brokerage Group.

Realogy Reports Financial Results for Second Quarter 2021                        12

    Table 5a
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION - OPERATING EBITDA
THREE MONTHS ENDED JUNE 30, 2021 AND 2020
(In millions)
Set forth in the tables below is a reconciliation of Net income (loss) attributable to Realogy Holdings to Operating EBITDA for the three-month periods ended June 30, 2021 and 2020:

	Three Months Ended June 30,
	2021	2020
Net income (loss) attributable to Realogy Holdings	$149	$(14)
Income tax expense (benefit)	60	(5)
Income (loss) before income taxes	209	(19)
Add: Depreciation and amortization	51	46
Interest expense, net	57	59
Restructuring costs, net (a)	5	18
Impairments (b)	1	63
Former parent legacy cost, net (c)	1	—
Loss on the early extinguishment of debt (c)	1	8
Gain on the sale of business (d)	(15)	—
Operating EBITDA	$310	$175
The following table reflects Revenue, Operating EBITDA and Operating EBITDA margin by reportable segments:

	Revenues (e)		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2021	2020			2021	2020			2021	2020
Realogy Franchise Group	$347	$227	$120	53%	$224	$125	$99	79%	65%	55%	10
Realogy Brokerage Group	1,791	933	858	92	70	15	55	367	4	2	2
Realogy Title Group (f)	255	160	95	59	55	61	(6)	(10)	22	38	(16)
Corporate and Other	(117)	(65)	(52)	*	(39)	(26)	(13)	*
Total Company	$2,276	$1,255	$1,021	81%	$310	$175	$135	77%	14%	14%	—
The following table reflects Realogy Franchise and Brokerage Groups' results before the intercompany royalties and marketing fees, as well as on a combined basis to show the Operating EBITDA contribution of these business segments to the overall Operating EBITDA of the Company:

	Revenues		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2021	2020			2021	2020			2021	2020
Realogy Franchise Group (g)	$230	$162	$68	42%	$107	$60	$47	78%	47%	37%	10
Realogy Brokerage Group (g)	1,791	933	858	92	187	80	107	134	10	9	1
Realogy Franchise and Brokerage Groups Combined	$2,021	$1,095	$926	85%	$294	$140	$154	110%	15%	13%	2
_______________

* not meaningful.
(a)Restructuring charges incurred for the three months ended June 30, 2021 include $1 million at Realogy Franchise Group, $2 million at Realogy Brokerage Group and $2 million at Corporate and Other. Restructuring charges incurred for the three months ended June 30, 2020 include $4 million at Realogy Franchise Group, $12 million at Realogy Brokerage Group and $2 million at Realogy Title Group.
(b)Impairments for the three months ended June 30, 2021 primarily relate to lease asset and software impairments. Non-cash impairments for the three months ended June 30, 2020 include $44 million of impairment charges during the three months ended June 30, 2020 (while Cartus Relocation Services was held for sale) to reduce the net assets to the estimated proceeds and other asset impairments of $19 million primarily related to lease asset impairments.
(c)Former parent legacy items and Loss on the early extinguishment of debt are recorded in Corporate and Other.
(d)Gain on the sale of business is recorded in Realogy Brokerage Group.
(e)Includes the elimination of transactions between segments, which consists of intercompany royalties and marketing fees paid by Realogy Brokerage Group of $117 million and $65 million during the three months ended June 30, 2021 and 2020, respectively.

Realogy Reports Financial Results for Second Quarter 2021                        13

(f)Realogy Title Group (RTG) includes our title, escrow and settlement services (title agency), title insurance underwriter and mortgage origination joint venture businesses. Excluding the mortgage joint venture from Operating EBITDA, title agency and title insurance underwriter represented approximately 60% and 40%, respectively of Operating EBITDA for the period ended June 30, 2021. The year-over-year decline in Operating EBITDA contribution from the mortgage origination joint venture was driven primarily by a negative $19 million related to mark-to-market adjustments on the mortgage loan pipeline as well as margin compression and a decline in refinance volumes, partially offset by strong purchase volume growth.
(g)The segment numbers noted above do not reflect the impact of intercompany royalties and marketing fees paid by Realogy Brokerage Group to Realogy Franchise Group of $117 million and $65 million during the three months ended June 30, 2021 and 2020, respectively.

Realogy Reports Financial Results for Second Quarter 2021                        14

Table 5b
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION - OPERATING EBITDA
SIX MONTHS ENDED JUNE 30, 2021 AND 2020
(In millions)
Set forth in the tables below is a reconciliation of Net income (loss) attributable to Realogy Holdings to Operating EBITDA for the six-month periods ended June 30, 2021 and 2020:

	Six Months Ended June 30,
	2021	2020
Net income (loss) attributable to Realogy Holdings	$182	$(476)
Income tax expense (benefit)	77	(146)
Income (loss) before income taxes	259	(622)
Add: Depreciation and amortization	102	91
Interest expense, net	95	160
Restructuring costs, net (a)	10	30
Impairments (b)	2	540
Former parent legacy cost, net (c)	1	—
Loss on the early extinguishment of debt (c)	18	8
Gain on the sale of business (d)	(15)	—
Operating EBITDA	$472	$207
The following table reflects Revenue, Operating EBITDA and Operating EBITDA margin by reportable segments:

	Revenues (e)		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2021	2020			2021	2020			2021	2020
Realogy Franchise Group	601	$447	$154	34%	365	$221	$144	65%	61%	49%	12
Realogy Brokerage Group	2,962	1,802	1,160	64	65	(36)	101	281	2	(2)	4
Realogy Title Group (f)	456	297	159	54	116	73	43	59	25	25	—
Corporate and Other	(196)	(123)	(73)	*	(74)	(51)	(23)	*
Total Company	$3,823	$2,423	$1,400	58%	$472	$207	$265	128%	12%	9%	3
The following table reflects Realogy Franchise and Brokerage Groups' results before the intercompany royalties and marketing fees, as well as on a combined basis to show the Operating EBITDA contribution of these business segments to the overall Operating EBITDA of the Company:

	Revenues		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2021	2020			2021	2020			2021	2020
Realogy Franchise Group (g)	$405	$324	$81	25%	$169	$98	$71	72%	42%	30%	12
Realogy Brokerage Group (g)	2,962	1,802	1,160	64	261	87	174	200	9	5	4
Realogy Franchise and Brokerage Groups Combined	$3,367	$2,126	$1,241	58%	$430	$185	$245	132%	13%	9%	4
_______________

* not meaningful.
(a)Restructuring charges incurred for the six months ended June 30, 2021 include $3 million at Realogy Franchise Group, $4 million at Realogy Brokerage Group and $3 million at Corporate and Other. Restructuring charges incurred for the six months ended June 30, 2020 include $6 million at Realogy Franchise Group, $21 million at Realogy Brokerage Group and $3 million at Realogy Title Group.
(b)Impairments for the six months ended June 30, 2021 primarily relate to lease asset and software impairments. Non-cash impairments for the six months ended June 30, 2020 include:
•a goodwill impairment charge of $413 million related to Realogy Brokerage Group;
•an impairment charge of $30 million related to Realogy Franchise Group's trademarks;
•$74 million of impairment charges during the six months ended June 30, 2020 (while Cartus Relocation Services was held for sale) to reduce the net assets to the estimated proceeds; and
•other asset impairments of $23 million primarily related to lease asset impairments.
(c)Former parent legacy items and Loss on the early extinguishment of debt are recorded in Corporate and Other.
(d)Gain on the sale of business is recorded in Realogy Brokerage Group.
(e)Includes the elimination of transactions between segments, which consists of intercompany royalties and marketing fees paid by Realogy Brokerage Group of $196 million and $123 million during the six months ended June 30, 2021 and 2020, respectively.
(f)Realogy Title Group (RTG) includes our title, escrow and settlement services (title agency), title insurance underwriter and mortgage origination joint venture businesses. Excluding the mortgage joint venture from Operating EBITDA, title agency and title insurance

Realogy Reports Financial Results for Second Quarter 2021                        15

underwriter represented approximately 60% and 40%, respectively of Operating EBITDA for the year to date period ended June 30, 2021.
(g)The segment numbers noted above do not reflect the impact of intercompany royalties and marketing fees paid by Realogy Brokerage Group to Realogy Franchise Group of $196 million and $123 million during the six months ended June 30, 2021 and 2020, respectively.

Realogy Reports Financial Results for Second Quarter 2021                        16

Table 6a
REALOGY HOLDINGS CORP.
SELECTED 2021 FINANCIAL DATA
(In millions)

	Three Months Ended
	March 31,	June 30,
	2021	2021
Net revenues (a)
Realogy Franchise Group	$254	$347
Realogy Brokerage Group	1,171	1,791
Realogy Title Group	201	255
Corporate and Other	(79)	(117)
Total Company	$1,547	$2,276

Operating EBITDA
Realogy Franchise Group	$141	$224
Realogy Brokerage Group	(5)	70
Realogy Title Group	61	55
Corporate and Other	(35)	(39)
Total Company	$162	$310

Non-GAAP Reconciliation - Operating EBITDA
Total Company Operating EBITDA	$162	$310

Less: Depreciation and amortization	51	51
Interest expense, net	38	57
Income tax expense	17	60
Restructuring costs, net (b)	5	5
Impairments (c)	1	1
Former parent legacy cost, net (d)	—	1
Loss on the early extinguishment of debt (d)	17	1
Gain on the sale of business (e)	—	(15)
Net income attributable to Realogy Holdings	$33	$149
_______________
(a)Transactions between segments are eliminated in consolidation. Revenues for Realogy Franchise Group include intercompany royalties and marketing fees paid by Realogy Brokerage Group of $79 million and $117 million for the three months ended March 31, 2021 and June 30, 2021, respectively. Such amounts are eliminated through Corporate and Other.
(b)Includes restructuring charges broken down by business unit as follows:

	Three Months Ended
	March 31,	June 30,
	2021	2021
Realogy Franchise Group	$2	$1
Realogy Brokerage Group	2	2
Corporate and Other	1	2
Total Company	$5	$5
(c)Impairments for the three months ended March 31, 2021 and June 30, 2021 primarily relate to lease asset and software impairments.
(d)Former parent legacy items and Loss on the early extinguishment of debt are recorded in Corporate and Other.
(e)Gain on the sale of business is recorded in Realogy Brokerage Group.

Realogy Reports Financial Results for Second Quarter 2021                        17

Table 6b
REALOGY HOLDINGS CORP.
SELECTED 2020 FINANCIAL DATA
(In millions)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2020	2020	2020	2020	2020
Net revenues (a)
Realogy Franchise Group	$220	$227	$314	$298	$1,059
Realogy Brokerage Group	869	933	1,479	1,461	4,742
Realogy Title Group	137	160	213	226	736
Corporate and Other	(58)	(65)	(97)	(96)	(316)
Total Company	$1,168	$1,255	$1,909	$1,889	$6,221

Operating EBITDA
Realogy Franchise Group	$96	$125	$200	$173	$594
Realogy Brokerage Group	(51)	15	61	23	48
Realogy Title Group	12	61	95	58	226
Corporate and Other	(25)	(26)	(43)	(48)	(142)
Total Company	$32	$175	$313	$206	$726

Non-GAAP Reconciliation - Operating EBITDA
Total Company Operating EBITDA	$32	$175	$313	$206	$726

Less: Depreciation and amortization	45	46	43	52	186
Interest expense, net	101	59	48	38	246
Income tax (benefit) expense	(141)	(5)	36	6	(104)
Restructuring costs, net (b)	12	18	17	20	67
Impairments (c)	477	63	70	72	682
Former parent legacy cost, net (d)	—	—	1	—	1
Loss on the early extinguishment of debt (d)	—	8	—	—	8
Net (loss) income attributable to Realogy Holdings	$(462)	$(14)	$98	$18	$(360)
_______________
(a)Transactions between segments are eliminated in consolidation. Revenues for Realogy Franchise Group include intercompany royalties and marketing fees paid by Realogy Brokerage Group of $58 million, $65 million, $97 million and $96 million for the three months ended March 31, 2020, June 30, 2020, September 30, 2020 and December 31, 2020, respectively. Such amounts are eliminated through Corporate and Other.
(b)Includes restructuring charges broken down by business unit as follows:

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2020	2020	2020	2020	2020
Realogy Franchise Group	$2	$4	$4	$5	$15
Realogy Brokerage Group	9	12	11	5	37
Realogy Title Group	1	2	—	1	4
Corporate and Other	—	—	2	9	11
Total Company	$12	$18	$17	$20	$67
(c)Non-cash impairments include:
•a goodwill impairment charge of $413 million related to Realogy Brokerage Group and an impairment charge of $30 million related to Realogy Franchise Group's trademarks during the three months ended March 31, 2020;
•$30 million, $44 million and $59 million of reserves recorded during the three months ended March 31, 2020, June 30, 2020 and September 30, 2020, respectively, (while Cartus Relocation Services was held for sale) to reduce the net assets to the estimated proceeds which were included in Impairments in connection with the reclassification of Cartus Relocation Services as continuing operations during the fourth quarter of 2020;
•a goodwill impairment charge of $22 million related to Cartus Relocation Services and an impairment charge of $34 million related to Cartus Relocation Services' trademarks during the three months ended December 31, 2020; and
•$4 million, $19 million, $11 million and $16 million of other impairment charges primarily related to lease asset impairments incurred during the three months ended March 31, 2020, June 30, 2020, September 30, 2020 and December 31, 2020, respectively.
(d)Former parent legacy items and Loss on the early extinguishment of debt are recorded in Corporate and Other.

Realogy Reports Financial Results for Second Quarter 2021                        18

Table 6c

REALOGY HOLDINGS CORP.
2020 CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2020	2020	2020	2020	2020
Revenues
Gross commission income	$850	$919	$1,458	$1,442	$4,669
Service revenue	202	219	281	281	983
Franchise fees	71	85	133	130	419
Other	45	32	37	36	150
Net revenues	1,168	1,255	1,909	1,889	6,221
Expenses
Commission and other agent-related costs	630	685	1,105	1,107	3,527
Operating	368	320	380	405	1,473
Marketing	59	41	55	60	215
General and administrative	88	69	108	147	412
Former parent legacy cost, net	—	—	1	—	1
Restructuring costs, net	12	18	17	20	67
Impairments	477	63	70	72	682
Depreciation and amortization	45	46	43	52	186
Interest expense, net	101	59	48	38	246
Loss on the early extinguishment of debt	—	8	—	—	8
Other expense, net	—	—	—	(5)	(5)
Total expenses	1,780	1,309	1,827	1,896	6,812
(Loss) income before income taxes, equity in earnings and noncontrolling interests	(612)	(54)	82	(7)	(591)
Income tax (benefit) expense	(141)	(5)	36	6	(104)
Equity in earnings of unconsolidated entities	(9)	(36)	(53)	(33)	(131)
Net (loss) income	(462)	(13)	99	20	(356)
Less: Net income attributable to noncontrolling interests	—	(1)	(1)	(2)	(4)
Net (loss) income attributable to Realogy Holdings	$(462)	$(14)	$98	$18	$(360)

(Loss) earnings per share attributable to Realogy Holdings shareholders:
Basic (loss) earnings per share	$(4.03)	$(0.12)	$0.85	$0.16	$(3.13)
Diluted (loss) earnings per share	$(4.03)	$(0.12)	$0.84	$0.15	$(3.13)
Weighted average common and common equivalent shares of Realogy Holdings outstanding:
Basic	114.7	115.4	115.4	115.5	115.2
Diluted	114.7	116.2	116.7	118.2	115.2

Realogy Reports Financial Results for Second Quarter 2021                        19

Table 7
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION - FREE CASH FLOW
THREE AND SIX MONTHS ENDED JUNE 30, 2021 AND 2020
(In millions)
A reconciliation of net income (loss) attributable to Realogy Holdings to Free Cash Flow is set forth in the following table:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss) attributable to Realogy Holdings	$149	$(14)	$182	$(476)
Income tax expense (benefit), net of payments	49	(6)	64	(146)
Interest expense, net	57	59	95	160
Cash interest payments	(69)	(85)	(83)	(105)
Depreciation and amortization	51	46	102	91
Capital expenditures	(27)	(20)	(50)	(49)
Restructuring costs and former parent legacy items, net of payments	—	6	(5)	5
Impairments	1	63	2	540
Loss on the early extinguishment of debt	1	8	18	8
Gain on the sale of business	(15)	—	(15)	—
Working capital adjustments	62	42	(107)	(55)
Relocation receivables (assets), net of securitization obligations	(16)	(52)	(27)	(81)
Free Cash Flow	$243	$47	$176	$(108)
A reconciliation of net cash provided by operating activities to Free Cash Flow is set forth in the following table:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net cash provided by operating activities	$223	$115	$186	$33
Property and equipment additions	(27)	(20)	(50)	(49)
Net change in securitization	47	(49)	40	(92)
Effect of exchange rates on cash and cash equivalents	—	1	—	—
Free Cash Flow	$243	$47	$176	$(108)

Net cash used in investing activities	$(19)	$(24)	$(51)	$(63)
Net cash provided by (used in) financing activities	$253	$(32)	$208	$468

Realogy Reports Financial Results for Second Quarter 2021                        20

Table 8a

NON-GAAP RECONCILIATION - SENIOR SECURED LEVERAGE RATIO
FOR THE FOUR-QUARTER PERIOD ENDED JUNE 30, 2021
(In millions)
The senior secured leverage ratio is tested quarterly pursuant to the terms of the senior secured credit facilities*. For the trailing four-quarter period ended June 30, 2021, Realogy Group LLC was required to maintain a senior secured leverage ratio not to exceed 4.75 to 1.00. The senior secured leverage ratio is measured by dividing Realogy Group LLC's total senior secured net debt by the trailing four quarters EBITDA calculated on a Pro Forma Basis, as those terms are defined in the Senior Secured Credit Agreement. Total senior secured net debt does not include the 7.625% Senior Secured Second Lien Notes, our unsecured indebtedness, including the Unsecured Notes and Exchangeable Senior Notes, or the securitization obligations. EBITDA calculated on a Pro Forma Basis, as defined in the Senior Secured Credit Agreement, includes adjustments to Operating EBITDA for retention and disposition costs, non-cash charges and incremental securitization interest costs, as well as pro forma cost savings for restructuring initiatives, the pro forma effect of business optimization initiatives and the pro forma effect of acquisitions and new franchisees, in each case calculated as of the beginning of the trailing four-quarter period. The Company was in compliance with the senior secured leverage ratio covenant at June 30, 2021 with a ratio of 0.00 to 1.00.
A reconciliation of net (loss) income attributable to Realogy Group to Operating EBITDA and EBITDA calculated on a Pro Forma Basis, as those terms are defined in the Senior Secured Credit Agreement, for the four-quarter period ended June 30, 2021 is set forth in the following table:

		Less	Equals	Plus	Equals
	Year Ended	Six Months Ended	Six Months Ended	Six Months Ended	Twelve Months Ended
	December 31, 2020	June 30, 2020	December 31, 2020	June 30, 2021	June 30, 2021
Net (loss) income attributable to Realogy Group (a)	$(360)	$(476)	$116	$182	$298
Income tax (benefit) expense	(104)	(146)	42	77	119
(Loss) income before income taxes	(464)	(622)	158	259	417
Depreciation and amortization	186	91	95	102	197
Interest expense, net	246	160	86	95	181
Restructuring costs, net	67	30	37	10	47
Impairments	682	540	142	2	144
Former parent legacy cost, net	1	—	1	1	2
Loss on the early extinguishment of debt	8	8	—	18	18
Gain on the sale of business	—	—	—	(15)	(15)
Operating EBITDA (b)	726	207	519	472	991
Bank covenant adjustments:
Pro forma effect of business optimization initiatives (c)					45
Non-cash charges (d)					26
Pro forma effect of acquisitions and new franchisees (e)					5
Incremental securitization interest costs (f)					3
Costs expensed related to the disposition					(3)
EBITDA as defined by the Senior Secured Credit Agreement*					$1,067
Total senior secured net debt (g)					$(4)
Senior secured leverage ratio*					0.00	x
_______________
(a)Net (loss) income attributable to Realogy consists of: (i) income of $98 million for the third quarter of 2020, (ii) income of $18 million for the fourth quarter of 2020, (iii) income of $33 million for the first quarter of 2021 and (iv) income of $149 million for the second quarter of 2021.
(b)Operating EBITDA consists of: (i) $313 million for the third quarter of 2020, (ii) $206 million for the fourth quarter of 2020, (iii) $162 million for the first quarter of 2021 and (iv) $310 million for the second quarter of 2021.
(c)Represents the four-quarter pro forma effect of business optimization initiatives.

Realogy Reports Financial Results for Second Quarter 2021                        21

(d)Represents the elimination of non-cash expenses including $43 million of stock-based compensation expense less $9 million of other items, $5 million of foreign exchange benefits and $3 million for the change in the allowance for doubtful accounts and notes reserves for the four-quarter period ended June 30, 2021.
(e)Represents the estimated impact of acquisitions and franchise sales activity, net of brokerages that exited our franchise system as if these changes had occurred on July 1, 2020. Franchisee sales activity is comprised of new franchise agreements as well as growth through acquisitions and independent sales agent recruitment by existing franchisees with our assistance. We have made a number of assumptions in calculating such estimates and there can be no assurance that we would have generated the projected levels of Operating EBITDA had we owned the acquired entities or entered into the franchise contracts as of July 1, 2020.
(f)Incremental borrowing costs incurred as a result of the securitization facilities refinancing for the twelve months ended June 30, 2021.
(g)Represents total borrowings under the senior secured credit facilities (including the Revolving Credit Facility and Term Loan B Facility) and Term Loan A Facility and borrowings secured by a first priority lien on our assets of $670 million plus $27 million of finance lease obligations less $701 million of readily available cash as of June 30, 2021. Pursuant to the terms of our senior secured credit facilities, total senior secured net debt does not include our securitization obligations, 7.625% Senior Secured Second Lien Notes or unsecured indebtedness, including the Unsecured Notes and the Exchangeable Senior Notes.

* Our senior secured credit facilities include the facilities under our Amended and Restated Credit Agreement dated as of March 5, 2013, as amended from time to time (the "Senior Secured Credit Agreement"), and the Term Loan A Agreement dated as of October 23, 2015 (the "Term Loan A Agreement"), as amended from time to time. Our Unsecured Notes include our 4.875% Senior Notes due 2023, 9.375% Senior Notes due 2027 and 5.75% Senior Notes due 2029. Exchangeable Senior Notes refers to our 0.25% Exchangeable Senior Notes due 2026. 7.625% Senior Secured Second Lien Notes refers to our 7.625% Senior Secured Second Lien Notes due 2025.

Realogy Reports Financial Results for Second Quarter 2021                        22

Table 8b

NET DEBT LEVERAGE RATIO
FOR THE FOUR-QUARTER PERIOD ENDED JUNE 30, 2021
(In millions)
Net corporate debt (excluding securitizations) divided by EBITDA calculated on a Pro Forma Basis, as those terms are defined in the senior secured credit facilities, for the four-quarter period ended June 30, 2021 (referred to as net debt leverage ratio) is set forth in the following table:

	As of June 30, 2021
Non-extended Revolving Credit Commitment	$—
Extended Revolving Credit Commitment	—
Non-extended Term Loan A	197
Extended Term Loan A	236
Term Loan B	237
7.625% Senior Secured Second Lien Notes	550
4.875% Senior Notes	407
9.375% Senior Notes	550
5.75% Senior Notes	900
0.25% Exchangeable Senior Notes	403
Finance lease obligations	27
Corporate Debt (excluding securitizations)	3,507
Less: Cash and cash equivalents	859
Net Corporate Debt (excluding securitizations)	$2,648

EBITDA as defined by the Senior Secured Credit Agreement (a)	$1,067

Net Debt Leverage Ratio (b)	2.5	x
_______________
(a)See Table 8a for a reconciliation of Net (loss) income attributable to Realogy Group to EBITDA as defined by the Senior Secured Credit Agreement.
(b)Net Debt Leverage Ratio is substantially similar to Consolidated Leverage Ratio (as defined under the indentures governing the 9.375% Notes and 7.625% Senior Secured Second Lien Notes), except that when the Consolidated Leverage Ratio is measured at March 31 of any given year, the calculation includes a positive $200 million seasonality adjustment to cash and cash equivalents.

Realogy Reports Financial Results for Second Quarter 2021                        23

Table 9
Non-GAAP Definitions
Adjusted net income (loss) is defined by us as net income (loss) before mark-to-market interest rate swap adjustments, former parent legacy items, restructuring charges, the (gain) loss on the early extinguishment of debt, impairments, the tax effect of the foregoing adjustments. The gross amounts for these items as well as the adjustment for income taxes are presented.
Operating EBITDA is defined by us as net income (loss) before depreciation and amortization, interest expense, net (other than relocation services interest for securitization assets and securitization obligations), income taxes, and other items that are not core to the operating activities of the Company such as restructuring charges, former parent legacy items, gains or losses on the early extinguishment of debt, impairments, gains or losses on discontinued operations and gains or losses on the sale of investments or other assets. Operating EBITDA is our primary non-GAAP measure.
We present Operating EBITDA because we believe it is useful as a supplemental measure in evaluating the performance of our operating businesses and provides greater transparency into our results of operations. Our management, including our chief operating decision maker, uses Operating EBITDA as a factor in evaluating the performance of our business. Operating EBITDA should not be considered in isolation or as a substitute for net income or other statement of operations data prepared in accordance with GAAP.
We believe Operating EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation, the age and book depreciation of facilities (affecting relative depreciation expense) and the amortization of intangibles, as well as other items that are not core to the operating activities of the Company such as restructuring charges, gains or losses on the early extinguishment of debt, former parent legacy items, impairments, gains or losses on discontinued operations and gains or losses on the sale of investments or other assets, which may vary for different companies for reasons unrelated to operating performance. We further believe that Operating EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Operating EBITDA measure when reporting their results.
Operating EBITDA has limitations as an analytical tool, and you should not consider Operating EBITDA either in isolation or as a substitute for analyzing our results as reported under GAAP. Some of these limitations are:
•this measure does not reflect changes in, or cash required for, our working capital needs;
•this measure does not reflect our interest expense (except for interest related to our securitization obligations), or the cash requirements necessary to service interest or principal payments on our debt;
•this measure does not reflect our income tax expense or the cash requirements to pay our taxes;
•this measure does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and this measure does not reflect any cash requirements for such replacements; and
•other companies may calculate this measure differently so they may not be comparable.
Free Cash Flow is defined as net income (loss) attributable to Realogy before income tax expense (benefit), net of payments, interest expense, net, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, impairments, (gain) loss on the early extinguishment of debt, working capital adjustments and relocation receivables (assets), net of change in securitization obligations. We use Free Cash Flow in our internal evaluation of operating effectiveness and decisions regarding the allocation of resources, as well as measuring the Company's ability to generate cash. Since Free Cash Flow can be viewed as both a performance measure and a cash flow measure, the Company has provided a reconciliation to both net income attributable to Realogy Holdings and net cash provided by operating activities. Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Free Cash Flow may differ from similarly titled measures presented by other companies.